UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 15, 2021

Foresight Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40043	85-2992794
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2045 W. Grand Avenue, Ste. B, PMB 82152 Chicago, IL	60612
(Address of principal executive offices)	(Zip Code)

(312) 882-8897

(Registrant’s telephone number, including area code)

233 N. Michigan Avenue, Chicago, IL 60601

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-third of one Warrant	FOREU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	FORE	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	FOREW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In light of recent comments issued by the U.S. Securities and Exchange Commission (the “SEC”), the management of Foresight Acquisition Corp. (the “Company”) has re-evaluated the Company’s application of ASC 480-10-S99-3A to its accounting classification of its redeemable shares of Class A common stock, par value $0.0001 per share (the “Public Shares”), issued as part of the units sold in the Company’s initial public offering (the “IPO”) in February 2021. Historically, a portion of the Public Shares was classified as permanent equity to maintain net tangible assets greater than $5,000,000 on the basis that the Company will consummate its initial business combination only if the Company has net tangible assets of at least $5,000,001. Pursuant to such re-evaluation, the Company’s management has determined that the Public Shares include certain provisions that require classification of the Public Shares as temporary equity regardless of the minimum net tangible assets required to complete the Company’s initial business combination.

As a result of the foregoing, on November 15, 2021, the audit committee of the Company’s board of directors concluded, after discussion with the Company’s management and Marcum LLP, the Company’s independent registered public accounting firm, that the Company’s previously issued (i) audited balance sheet as of February 12, 2021, as previously restated in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the SEC on May 25, 2021 (the “Q1 Form 10-Q”), (ii) unaudited interim financial statements for the quarterly period ended March 31, 2021, included in the Q1 Form 10-Q and (iii) unaudited interim financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, filed with the SEC on August 20, 2021 (collectively, the “Affected Periods”), should be restated to report all Public Shares as temporary equity and should no longer be relied upon. As such, the Company is restating its financial statements for the Affected Periods and intends to include a footnote in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 (the “Q3 Form 10-Q”), reflecting the restatement for the Affected Periods.

The Company does not expect any of the above changes will have any impact on its cash position and cash held in the trust account established in connection with the IPO.

Under the supervision and with the participation of the Company’s management, including the Company’s principal executive officer and principal financial and accounting officer, the Company conducted an evaluation of the effectiveness of its disclosure controls and procedures as of the end of the fiscal quarter ended September 30, 2021. Based on this evaluation, the Company’s principal executive officer and principal financial and accounting officer have concluded that as of September 30, 2021, the Company’s disclosure controls and procedures were not effective, due to the material weakness in analyzing complex financial instruments including the proper accounting for warrants as liabilities and the proper classification of redeemable Class A ordinary stock as temporary equity. The Company’s remediation plan with respect to such material weakness will be described in more detail in the Q3 Form 10-Q.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORESIGHT ACQUISITION CORP.

By:	/s/ Michael Balkin
Name:	Michael Balkin
Title:	Chief Executive Officer

Date: November 15, 2021